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Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

• Form S-3	Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155, 333-37992, 333-42575, 333-44549, 333-48474, 333-49442, 333-51201, 333-68949, 333-68989, 333-90079, 333-57364, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, and 333-122925; and

• Form S-8	Nos. 33-29711, 33-38109, 33-39025, 33-43883, 33-47437, 33-50206, 33-51201, 33-51353, 33-51769, 33-51783, 33-52029, 33-64985, 33-28110, 33-52601, 333-00983, 333-02809, 333-02811, 333-12697, 333-41865, 333-49124, 333-51030, 333-56589, 333-65487, 333-77425, 333-94905, 333-46268, 333-58452, 333-58460, 333-58458, 333-63016, 333-91308, 333-101083, 333-101134, 333-107166, 333-112928, and 333-119680

of Citigroup Inc. of our reports dated February 25, 2005, with respect to the consolidated balance sheets of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of Citigroup. The aforementioned report with respect to the consolidated financial statements of Citigroup refers to changes, in 2003, in Citigroup's methods of accounting for variable interest entities and stock based compensation and, in 2002, in Citigroup's methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets.

/s/ KPMG LLP
New York, New York
February 25, 2005

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Exhibit 23.01
Consent of Independent Registered Public Accounting Firm